Exhibit 99.1

Crown Media Holdings Announces Renewal of Distribution

Agreement with DIRECTV

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STUDIO CITY, CA - March 5, 2008 -- Crown Media Holdings, Inc. (NASDAQ: CRWN), owner and operator of Hallmark Channel and Hallmark Movie Channel, today announced it has renewed its distribution agreement for Hallmark Channel with DIRECTV, Inc., for a multi-year term. DIRECTV currently distributes Hallmark Channel to nearly 15 million homes.

Additionally, DIRECTV will have the right to distribute the Standard Definition and High Definition versions of Hallmark Movie Channel.

"We are very happy to announce this renewal of our affiliation agreement with DIRECTV, the second-largest distributor of our programming and one of Crown Media's most important partners in contributing to our ability to provide quality family friendly programming," said Henry Schleiff, President and CEO, Crown Media Holdings, Inc. "Clearly, this agreement reflects both DIRECTV's and Crown Media's emphasis on quality, fair price and service to our respective subscribers and viewers. On a personal note, I would like to add that we particularly appreciated not only DIRECTV's fair treatment of Hallmark Channel but also, frankly, their willingness to go the extra mile in closing this agreement in such a timely manner."

"Hallmark Channel continues to be an important programming staple for DIRECTV families and we're pleased to extend our relationship," said Derek Chang, executive vice president, Content Strategy and Development, DIRECTV, Inc. "Crown Media has set a high standard for quality, family-oriented programming and that is reflected in the channel's consistently high viewership."

About DIRECTV

DIRECTV, Inc., (NASDAQ:DTV) the nation's leading satellite television service provider, presents the finest television experience available to 16.8 million customers in the United States and is leading the HD revolution with 92 national HD channels - more quality HD channels than any other television provider. Each day, DIRECTV subscribers enjoy access to over 265 channels of 100% digital picture and sound, exclusive programming, industry-leading customer satisfaction (which has surpassed cable for seven years running) and superior technologies that include advanced DVR and HD-DVR services and the most state-of-the-art interactive sports packages available anywhere.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming. The Company currently operates and distributes Hallmark Channel in the U.S. to 84 million subscribers. The program service is distributed through 5,450 cable systems and communities as well as direct-to-home satellite services across the country.   Hallmark Channel consistently ranks among the top ten ad-supported cable networks in Prime Time and Total Day household ratings and is the nation's leading network in providing quality family programming. Crown Media also operates a second 24-hour linear channel, Hallmark Movie Channel and will launch Hallmark Movie Channel HD in April 2008.  Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and The DIRECTV Group, Inc.

For more information, please visit www.hallmarkchannelpress.com.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company's most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Investors

Mindy Tucker

IR Focus

914.725.8128

mindy@irfocusllc.com

Press

Nancy Carr

Hallmark Channel

818.755.2643

nancycarr@hallmarkchannel.com